Exhibit 10.2
Execution Version
AMENDMENT NO. 3 TO GUARANTEE AGREEMENT
AMENDMENT NO. 3 TO GUARANTEE AGREEMENT, dated as of April 13, 2026 (this “Amendment”), by and among BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and acknowledged and agreed by PARLEX 5 FINCO, LLC, a Delaware limited liability company (“Seller”) and 42-16 PARTNERS, LLC, a Delaware limited liability company (“Pledgor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 4, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, as further amended by that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2015, as further amended by that certain Amendment No. 3 to Amended and Restated Master Repurchase and Securities Contract, dated as of April 14, 2015, as further amended by that certain Amendment No. 4 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 11, 2016, as further amended by that certain Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2016, as further amended by that certain Amendment No. 6 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2017, as further amended by that certain Amendment No. 7 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 31, 2017, as further amended by that certain Amendment No. 8 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2018, as further amended by that certain Amendment No. 9 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 21, 2018, as further amended by that certain Amendment No. 10 to Amended and Restated Master Repurchase and Securities Contract, dated as of November 13, 2019, as further amended by that certain Amendment No. 11 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 23, 2019, as further amended by that certain Amendment No. 12 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2020, as further amended by that certain Amendment No. 13 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 12, 2021, as further amended by that certain Amendment No. 14 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 11, 2022, as further amended by that certain Amendment No. 15 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 29, 2022, as further amended by that certain Amendment No. 16 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2023, as further amended by that certain Amendment No. 17 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2024, as further amended by that certain Amendment No. 18 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2025,

Exhibit 10.2
Execution Version
as further amended by that certain Amendment No. 19 to Amended and Restated Master Repurchase and Securities Contract, dated as of April 17, 2025, as further amended by that certain Amendment No. 20 to Amended and Restated Master Repurchase and Securities Contract, dated as of May 29, 2025, and as further amended by that certain Amendment No. 21 to Amended and Restated Master Repurchase and Securities Contract, Amendment No. 5 to Fee and Pricing Letter and Amendment No. 2 to Guarantee Agreement, dated as of December 19, 2025, as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guarantee Agreement in favor of Buyer, dated as of March 13, 2014 (as amended by Amendment No. 1 to Guarantee Agreement, dated as of July 17, 2024, as further amended by that certain Amendment No. 21 to Amended and Restated Master Repurchase and Securities Contract, Amendment No. 5 to Fee and Pricing Letter and Amendment No. 2 to Guarantee Agreement, dated as of December 19, 2025, as further amended hereby and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”);
WHEREAS, Guarantor has requested and Buyer has agreed, to amend the Guarantee as set forth in this Amendment and to make the acknowledgements set forth herein.
Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Pledgor, Guarantor and Buyer hereby agree as follows:
SECTION 1.Amendment to Guarantee. Section 9(b) of the Guarantee is hereby amended and restated in its entirety as follows:
“b.     Minimum Tangible Net Worth. Guarantor’s Tangible Net Worth shall not fall below the result of (i) $2,775,000,000 plus (ii) seventy-five (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs on or after December 31, 2025, minus (iii) the amount paid to repurchase common shares of the Guarantor repurchased by the Guarantor on or after December 31, 2025.”
SECTION 2.Conditions Precedent. This Amendment and its provisions shall become effective on the date first set forth above (the “Amendment Effective Date”), which is the date that this Amendment was executed and delivered by a duly authorized officer of each of Buyer, Guarantor, Seller and Pledgor.
SECTION 3.Representations, Warranties and Covenants. Seller, Guarantor and Pledgor each hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (a) it is in full compliance with all of the terms and provisions and its undertakings and obligations set forth in the Repurchase Agreement, Guarantee or the Pledge and Security Agreement, as applicable, and each other Repurchase Document to which it is a party on its part to be observed or performed, and (b) no Default or Event of Default has occurred or is continuing. Seller, Guarantor and Pledgor each hereby confirms and reaffirms its

Exhibit 10.2
Execution Version
representations, warranties and covenants contained in each Repurchase Document to which it is a party.
SECTION 4.Acknowledgments of Guarantor and Pledgor.

        (a) Guarantor hereby acknowledges (i) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee, as amended by this Amendment, but otherwise notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, (ii) that, as of the date hereof Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee and each of the other Repurchase Documents, and (iii) reaffirms its obligations under the Guarantee.
(b)Pledgor hereby acknowledges (i) the execution and delivery of this Amendment, (ii) agrees that it continues to be bound by the Pledge and Security Agreement, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (iii) reaffirms its obligations under the Pledge and Security Agreement.
SECTION 5.Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (a) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (b) each reference to the “Guarantee Agreement” or “Guarantee” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee, as amended hereby, and (c) each reference in the Guarantee to “this Agreement”, this “Guarantee”, “hereof”, “herein” or words of similar effect in referring to the Guarantee shall be deemed to be references to the Guarantee, as amended by this Amendment.
SECTION 6.No Novation, Effect of Agreement. Seller, Pledgor, Guarantor and Buyer have entered into this Amendment solely to amend the terms of the Guarantee and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement the Fee Letter, Guarantee, the Pledge and Security Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (a) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the Pledge and Security Agreement are preserved, (b) the liens and security interests granted under the Repurchase Agreement and the Pledge and Security Agreement continue in full force and effect and (c) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.
SECTION 7.Waivers. (a) Each of Seller, Pledgor and Guarantor acknowledges and agrees that as of the date hereof it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement, the Fee Letter, the Guarantee or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as

Exhibit 10.2
Execution Version
of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, each of Seller, Pledgor and Guarantor hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement, the Fee Letter, the Guarantee or the other Repurchase Documents, in each case occurring or existing on or prior to the date hereof, including, but not limited to, any action or failure to act under the Repurchase Agreement, the Fee Letter, the Guarantee or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement, the Fee Letter, the Guarantee or the other Repurchase Documents.
SECTION 8.Counterparts. This Amendment may be executed in two (2) or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or PDF copy by email shall be effective as delivery of a manually executed counterpart of this Amendment. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) which shall be in accordance with the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Laws, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 9.Expenses. Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.
SECTION 10.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

Exhibit 10.2
Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By:     /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

Exhibit 10.2
Execution Version
GUARANTOR:
BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation
By:    /s/ Robert Sitman
Name: Robert Sitman
Title: Authorized Signatory
ACKNOWLEDGED AND AGREED:
SELLER:
PARLEX 5 FINCO, LLC, a Delaware limited liability company
By:    /s/ Robert Sitman
Name: Robert Sitman
Title: Authorized Signatory
PLEDGOR:
42-16 PARTNERS, LLC, a Delaware limited liability company
By:    /s/ Robert Sitman
Name: Robert Sitman
Title: Authorized Signatory